UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 11, 2005 (March 30, 2005)

LOUDEYE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 Rainier Avenue South Seattle, Washington	98144

(Address of Principal Executive Offices)	Zip Code

(206) 832-4000

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1

Item 1.01 Entry into a Material Definitive Agreement.

     Loan and Security Agreement with Silicon Valley Bank

     On March 30, 2005, Loudeye Corp. and Silicon Valley Bank (“SVB”) entered into an Amended and Restated Loan and Security Agreement. This agreement amends and restates Loudeye’s December 31, 2003 loan and security agreement with SVB. The following summary is qualified in its entirety by reference to the text of the amended and restated loan and security agreement, a copy of which is attached hereto and incorporated herein by reference as Exhibit 10.1. There are three primary components of the amended and restated loan and security agreement as follows:

•	A term loan in the amount of $3,000,000, with a balance as of March 30, 2005, of $1,750,000.05. The term loan bears interest at an annual rate of 0.5% above the prime interest rate (which rate was previously 1.25% above the prime interest rate under the terms of the December 31, 2003 loan and security agreement), and Loudeye is currently making scheduled payments of $83,333 per month for 36 months from December 31, 2003. Once repaid, the term loan may not be reborrowed.

•	A new equipment term loan facility in the amount of $2,500,000, with a balance as of March 30, 2005, of zero. The equipment loan facility is available on or before October 31, 2005, in minimum draw amounts of $250,000. The equipment loan bears interest at an annual rate of 0.5% above the prime interest rate. Any advances drawn on the equipment loan facility will be payable monthly over 36 months.

•	A new guidance line facility in the amount of $1,500,000, which is available through March 29, 2006.

In connection with this loan and security agreement, Loudeye and its Overpeer Inc. subsidiary granted SVB a continuing security interest in collateral identified in Exhibit A to the amended and restated loan and security agreement. The amended and restated loan and security agreement restricts, among other things, Loudeye’s borrowings, dividend payments, stock repurchases, and sales or transfers of ownership or control, and contains certain other restrictive covenants that Loudeye to maintain a certain quick ratio and tangible net worth, as defined in the loan agreement.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Exhibits.

10.1	Amended and Restated Loan and Security Agreement between Loudeye Corp. and Silicon Valley Bank dated March 30, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.
Dated: April 11, 2005	By:	/s/ Ronald M. Stevens
Ronald M. Stevens
Chief Financial Officer and Chief Operating Officer